Exhibit 10.3

Loan No. 3437668

PROMISSORY NOTE A-1-1

$100,000,000.00
September 29, 2017

FOR VALUE RECEIVED THE ENTITIES LISTED ON SCHEDULE I HERETO (individually and/or collectively, as the context may require, together with their respective successors and permitted assigns, “Borrower”), each having its principal place of business at c/o Griffin Capital Company, LLC, 1520 E. Grand Avenue, El Segundo, CA 90245, Attention: Javier Bitar, hereby unconditionally promises to pay to the order of BANK OF AMERICA, N.A., a national banking association, having an address at 214 North Tryon Street, NC1-027-15-01, Charlotte, North Carolina 28255 (“Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000.00), or so much thereof as is advanced, in lawful money of the United States of America, with interest thereon to be computed from the date of this Promissory Note A-1-1 (this “Note”) at the Interest Rate, and to be paid in accordance with the terms of this Note and that certain Loan Agreement dated the date hereof between Borrower and Lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

Article 1- PAYMENT TERMS; MANNER OF PAYMENT

Borrower agrees to pay the principal sum of this Note and interest on the unpaid principal sum of this Note from time to time outstanding at the rates and at the times specified in Article 2 of the Loan Agreement and the outstanding balance of the principal sum of this Note and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date. This Note is subject to default interest as provided in Article 2 of the Loan Agreement.

Article 2- DEFAULT AND ACCELERATION

The Debt shall without notice become immediately due and payable at the option of Lender if any payment required in this Note is not paid on or prior to the date when due, after the expiration of applicable cure or grace periods, if any, or if not paid on the Maturity Date or on the occurrence of any other Event of Default.

Article 3 - LOAN DOCUMENTS

This Note is secured by the Mortgage and the other Loan Documents. All of the terms, covenants and conditions contained in the Loan Agreement, the Mortgage and the other Loan Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein. In the event of a conflict or inconsistency between the terms of this Note and the Loan Agreement, the terms and provisions of the Loan Agreement shall govern and control.

Article 4 - SAVINGS CLAUSE

Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the

Maximum Legal Rate, (b) in calculating whether any interest exceeds the Maximum Legal Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender and (c) if through any contingency or event, Lender receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

Article 5 - NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Article 6 - WAIVERS

To the fullest extent now or hereinafter not prohibited by applicable law, Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non payment and all other notices of any kind except as expressly provided in the Loan Agreement. To the fullest extent now or hereinafter not prohibited by applicable law, no release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Debt, under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents. If Borrower is a limited liability company, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals comprising the limited liability company, and the term “Borrower,” as used herein, shall include any alternate or successor limited liability company, but any predecessor limited liability company and its members shall not thereby be released from any liability. If Borrower is a partnership, the agreements herein contained shall remain in force and be applicable, notwithstanding any changes in the individuals comprising the partnership, and the term “Borrower,” as used herein, shall include any alternate or successor partnership, but any predecessor partnership and their partners shall not thereby be released from any liability. If Borrower is a corporation, the agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, the corporation, and the term “Borrower” as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in such borrowing entity which may be set forth in the Loan Agreement, the Mortgage or any other Loan Documents.) If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

Article 7 - TRIAL BY JURY

BORROWER AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL

BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

Article 8 - TRANSFER

Upon the transfer of this Note, Borrower hereby waiving notice of any such transfer, Lender may deliver all the collateral mortgaged, granted, pledged or assigned pursuant to the Loan Documents, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter arising from events thereafter occurring; but Lender shall retain all rights hereby given to it with respect to any liabilities and the collateral not so transferred.

Article 9 - EXCULPATION

The provisions of Article 15 of the Loan Agreement are hereby incorporated by reference into this Note to the same extent and with the same force as if fully set forth herein.

Article 10 - GOVERNING LAW

This Note shall be governed, construed, applied and enforced in accordance with Article 19 of the Loan Agreement.

Article 11 - NOTICES

All notices or other written communications hereunder shall be delivered in accordance with Article 16 of the Loan Agreement.

Article 12 - DAMAGES

No claim may be made by Lender or its affiliates, directors, officers, employees, attorneys or agents of any of them against Borrower, Guarantor, any principal, director, officer, employee, advisor, beneficiary, shareholder, partner, manager, member, trustee, agent or Affiliate of Borrower or Guarantor or any legal representatives, successors or assigns of any of the foregoing, for any (a) speculative, punitive, special or exemplary damages or (b) consequential damages in the nature of alleged “lost profits” or “lost opportunities” arising out of or related to the transactions contemplated by this Note or by the other Loan Documents (in each case with respect to the foregoing clauses (a) and (b) except to the extent that a party seeking indemnification of such amount has paid or is required to pay to a third party such measure of damages).

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Article 13 - STATE SPECIFIC PROVISIONS

Section 13.01 Notwithstanding the express intention of the parties that New York law shall apply to this Note, if and to the extent that a court of competent jurisdiction determines that California law applies to this Note, with respect to the foregoing provisions contained in this Note, the following provision shall apply with respect to the State of California.

ADDENDUM TO NOTE - CALIFORNIA

BY INITIALING BELOW, THE BORROWER EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT, PURSUANT TO THE TERMS OF THIS NOTE, IT HAS AGREED THAT, EXCEPT AS SET FORTH IN THE LOAN AGREEMENT, IT HAS NO RIGHT TO PREPAY THIS NOTE PRIOR TO THE LOCKOUT DATE AND THAT IT SHALL BE LIABLE FOR THE YIELD MAINTENANCE PREMIUM (IF ANY) AND ANY OTHER PREPAYMENT PREMIUM SET FORTH IN SECTION 2.6 OF THE LOAN AGREEMENT FOR PREPAYMENT OF THIS NOTE UPON ACCELERATION OF THIS NOTE IN ACCORDANCE WITH ITS TERMS AND THE TERMS OF THE LOAN AGREEMENT. FURTHER, BY INITIALING BELOW, THE BORROWER WAIVES ANY RIGHTS IT MAY HAVE UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE, AND EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT THE LENDER HAS MADE THE LOAN IN RELIANCE ON THE AGREEMENTS AND WAIVER OF THE BORROWER AND THAT THE LENDER WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH AGREEMENTS AND WAIVER OF THE BORROWER.

JB
Borrower Initials

WR GRIFFIN PATTERSON, LLC
THE GC NET LEASE (WEST CHESTER) INVESTORS, LLC
THE GC NET LEASE (LYNNWOOD I) INVESTORS, LLC
THE GC NET LEASE (PHOENIX DEER VALLEY) INVESTORS, LLC
THE GC NET LEASE (OAK BROOK) INVESTORS, LLC
THE GC NET LEASE (FRISCO PARKWOOD) INVESTORS, LLC
THE GC NET LEASE (IRVING) INVESTORS, LLC
THE GC NET LEASE (ATLANTA PERIMETER) INVESTORS, LLC
THE GC NET LEASE (IRVING CARPENTER) INVESTORS, LLC
THE GC NET LEASE (CHARLOTTE RESEARCH) INVESTORS, L.P.

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Note

Section 13.02 Notwithstanding the express intention of the parties that New York law shall apply to this Note, if and to the extent that a court of competent jurisdiction determines that Texas law applies to this Note, with respect to the foregoing provisions contained in this Note, the following provision shall apply with respect to the State of Texas.

ADDENDUM TO NOTE - TEXAS

Notwithstanding the express intention of the parties that New York law shall apply to this Note, if and to the extent that a court of competent jurisdiction determines that Texas law applies to this Note, with respect to the foregoing provisions contained in this Note, the following provision shall apply with respect to the State of Texas.

The term “Maximum Rate” shall mean the highest lawful rate of interest applicable to this Note. In determining the Maximum Rate, due regard shall be given to all payments, fees, charges, deposits, balances and agreements which may constitute interest or be deducted from principal when calculating interest. If Chapter 303 of the Finance Code, Vernon’s Texas Civil Statutes, is applicable to this Note, and applicable state or federal law does not permit a higher interest rate, the “weekly ceiling” (as defined in Chapter 303 of the Finance Code, Vernon’s Texas Civil Statutes) shall be the interest rate ceiling applicable to this Note and shall be the basis for determining the Maximum Rate. If applicable state or federal law allows a higher interest rate or federal law preempts the state law limiting the rate of interest, then the foregoing interest rate ceiling shall not be applicable to this Note. If the Maximum Rate is increased by statute or other governmental action subsequent to the date of this Note, then the new Maximum Rate shall be applicable to this Note from the effective date thereof, unless otherwise prohibited by applicable law.

Interest on the unpaid principal balance of this Note shall be computed on the basis set forth in Article 1 of this Note (the “Stated Rate”), but in no event shall the Stated Rate be greater than the Maximum Rate described immediately above.

It is expressly stipulated and agreed to be the intent of Borrower and Lender (the “Noteholder”) at all times to comply with applicable law governing the Maximum Rate or amount of interest payable on or in connection with this Note and the Loan (or applicable United States federal law to the extent that it permits the Noteholder to contract for, charge, take, reserve or receive a greater amount of interest than under law of the state in which the Property is located). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under the Mortgage or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Loan, or if acceleration of the maturity of this Note or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is Borrower’s and the Noteholder’s express intent that all excess amounts theretofore collected by the Noteholder be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note, the Mortgage and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Noteholder does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to the Noteholder for the use, forbearance or detention of the indebtedness evidence hereby shall, to the extent permitted by applicable law be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate. Notwithstanding any provisions contained in this Note, the Mortgage or in any of the other Loan Documents that permit the compounding of interest, including, without limitation, any provision by which any accrued interest is added to the principal amount of this Note, the total amount of interest that Borrower is obligated to pay and the Noteholder is entitled to receive with respect to this Note shall not exceed the amount calculated on a simple (i.e., noncompounded) interest basis at the Maximum Rate on principal amounts actually advanced to or for the account of Borrower, including all current and prior advances and any advances made pursuant to the Mortgage or other Loan Documents (such as for the payment of taxes, insurance premiums, repairs and other expenses or costs).

EXCEPT AS EXPRESSLY PROVIDED IN THE LOAN AGREEMENT, BORROWER AND ALL OTHER MAKERS, SIGNERS, SURETIES, GUARANTORS AND ENDORSERS OF THIS NOTE WAIVE DEMAND, PRESENTMENT, NOTICE OF DISHONOR, NOTICE OF INTENT TO DEMAND OR ACCELERATE PAYMENT HEREOF, DILIGENCE IN THE COLLECTING, GRACE, NOTICE AND PROTEST AND AGREE TO ONE OF MORE EXTENSIONS FOR ANY PERIOD OR PERIODS OF TIME AND PARTIAL PAYMENTS, BEFORE OR AFTER MATURITY, WITHOUT PREJUDICE TO LENDER HEREOF. IF COLLECTION PROCEDURES ARE EVER COMMENCED, BY ANY MEANS, INCLUDING LEGAL PROCEEDINGS OR THROUGH A PROBATE OR BANKRUPTCY COURT, OR IF THIS NOTE IS PLACED IN THE HANDS OF ANY ATTORNEY FOR COLLECTION AFTER DEFAULT OR MATURITY, BORROWER AGREES TO PAY ALL COSTS OF COLLECTION OR ATTEMPTED COLLECTION, INCLUDING REASONABLE ATTORNEY’S FEES.

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IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

WR GRIFFIN PATTERSON, LLC, a Delaware limited liability company
THE GC NET LEASE (WEST CHESTER) INVESTORS, LLC, a Delaware limited liability company
THE GC NET LEASE (LYNNWOOD I) INVESTORS, LLC, a Delaware limited liability company
THE GC NET LEASE (PHOENIX DEER VALLEY) INVESTORS, LLC, a Delaware limited liability company
THE GC NET LEASE (OAK BROOK) INVESTORS, LLC, a Delaware limited liability company
THE GC NET LEASE (FRISCO PARKWOOD) INVESTORS, LLC, a Delaware limited liability company
THE GC NET LEASE (IRVING) INVESTORS, LLC, a Delaware limited liability company
By:    GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, its sole member

By:    GRIFFIN CAPITAL ESSENTIAL ASSET REIT, Inc., a Maryland corporation, its general partner
By:    /s/ Javier F. Bitar
Name:    Javier F. Bitar
Its:    Chief Financial Office and Treasurer

THE GC NET LEASE (ATLANTA PERIMETER) INVESTORS, LLC, a Delaware limited liability company
THE GC NET LEASE (IRVING CARPENTER) INVESTORS, LLC, a Delaware limited liability company
By:    SOR OPERATING PARTNERSHIP, LLC, a Delaware limited liability company, its sole member
By:    GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, its sole member
By:    GRIFFIN CAPITAL ESSENTIAL ASSET REIT, Inc., a Maryland corporation, its general partner

By:    /s/ Javier F. Bitar
Name:    Javier F. Bitar
Its:    Chief Financial Office and Treasurer

THE GC NET LEASE (CHARLOTTE RESEARCH) INVESTORS, L.P., a Delaware limited partnership
By:    THE GC NET LEASE (CHARLOTTE RESEARCH) GP, LLC, a Delaware limited liability company, its general partner
By:    GRIFFIN CAPITAL ESSENTIAL ASSET OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, its sole member

By:    GRIFFIN CAPITAL ESSENTIAL ASSET REIT, Inc., a Maryland corporation, its general partner

By:    /s/ Javier F. Bitar
Name:    Javier F. Bitar
Its:    Chief Financial Office and Treasurer

Note

SCHEDULE I

List of Borrowers

1.	The GC Net Lease (Phoenix Deer Valley) Investors, LLC, a Delaware limited liability company

2.	WR Griffin Patterson, LLC, a Delaware limited liability company

3.	The GC Net Lease (Atlanta Perimeter) Investors, LLC, a Delaware limited liability company

4.	The GC Net Lease (Oak Brook) Investors, LLC, a Delaware limited liability company

5.	The GC Net Lease (Charlotte Research) Investors, L.P., a Delaware limited partnership

6.	The GC Net Lease (West Chester) Investors, LLC, a Delaware limited liability company

7.	The GC Net Lease (Frisco Parkwood) Investors, LLC, a Delaware limited liability company

8.	The GC Net Lease (Irving) Investors, LLC, a Delaware limited liability company

9.	The GC Net Lease (Irving Carpenter) Investors, LLC, a Delaware limited liability company

10.	The GC Net Lease (Lynnwood I) Investors, LLC, a Delaware limited liability company